UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas	000-33267	43-1723043
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 28, 2008, Odyssey HealthCare, Inc., a Delaware corporation (the “Company”) announced (i) that the initial offering period for its tender offer (the “Offer”) to acquire (the “Acquisition”) all the outstanding shares of Class A common stock, par value $0.01 per share (“Common Stock”) of VistaCare, Inc. (“VistaCare”) expired at 12:00 midnight, New York City time, on February 27, 2008 and (ii) the results of the Offer and that OHC Investment, Inc., a Delaware corporation and indirect wholly-owned subsidiary of the Company (“Merger Sub”) had accepted for purchase all of the 14,212,491 shares of Common Stock tendered in the Offer (including approximately 609,813 shares tendered under guaranteed delivery procedures) prior to the expiration date of the initial offering period, which shares represent approximately 84.2% of the outstanding shares of Common Stock of VistaCare, at an approximate purchase price of $122,000,000 (the “Purchase Price”).
     On February 28, 2008, the Company also announced that it had commenced a subsequent offering period under the Offer to permit VistaCare’s common stockholders who had not yet tendered their shares of Common Stock the opportunity to participate in the Offer. The subsequent offering period commenced on February 28, 2008, and will expire at 5:00 p.m., New York City time, on March 4, 2008, unless further extended. All shares of Common Stock validly tendered during this subsequent offering period will be immediately accepted and payment will be made promptly after acceptance, in accordance with the terms of the Offer. At the date of this filing, Merger Sub has acquired approximately an additional 12,198 shares of Common Stock in the subsequent offering period, and beneficially owns an aggregate of approximately 14,224,689 shares of Common Stock, representing approximately 84.3% of all the outstanding shares of Common Stock.
     Upon the expiration of the subsequent offering period, Odyssey HealthCare Holding Company, a Delaware corporation and wholly-owned subsidiary of the Company (“Parent”) will acquire any remaining shares of Common Stock that were not acquired in the Offer by causing the merger (the “Merger”) of Merger Sub with and into VistaCare, with VistaCare surviving the Merger as a wholly-owned subsidiary of Parent, thus completing the Acquisition.
     In connection with the Acquisition and the payment of the Purchase Price, on February 28, 2008 (the “Closing Date”), the Company, and certain of its subsidiaries, including Odyssey HealthCare Operating A, LP, Odyssey HealthCare Operating B, LP, Hospice of the Palm Coast, Inc., Merger Sub, Parent, Odyssey HealthCare GP, LLC, Odyssey HealthCare LP, LLC and Odyssey HealthCare Management, LP (together with the Company, the “Odyssey Obligors”), entered into a Second Amended and Restated Credit Agreement with General Electric Capital Corporation and certain other lenders (the “Credit Agreement”) that provides the Odyssey Obligors with a $130 million term loan (the “Term Loan”) and a $30 million revolving line of credit. The Term Loan will be used to pay a portion of the consideration for the Acquisition, to repay all amounts owing under certain other indebtedness of the Odyssey Obligors, and to pay certain fees and expenses incurred in connection with the Credit Agreement and the Acquisition. The revolving line of credit will be used to fund future acquisitions, working capital, capital expenditures, and general corporate purposes. Borrowings under the Term Loan will bear interest at an applicable margin above an Index Rate (based on the higher of the prime rate or 50 basis points over the federal funds rate) or above LIBOR. Borrowings outstanding under the revolving line of credit will bear interest at an applicable margin above LIBOR or the Index Rate. As of the Closing Date, both the applicable term loan margin and the applicable revolver margin for LIBOR loans was 3.00% and for Index Rate loans was 2.00% and, based on the Company’s leverage ratio, each may increase up to 3.25% for LIBOR loans and up to 2.25% for Index Rate loans.
     The final installment of the Term Loan will be due 72 months after the Closing Date, and the revolving line of credit will expire 60 months from the Closing Date. The Term Loan has an unused commitment fee of 0.25% per annum and the revolving line of credit has an unused facility fee of 0.25% per annum. The Term Loan and the revolving line of credit are secured by substantially all of the Odyssey Obligors’ (other than Merger Sub) existing and after-acquired personal property, excluding the stock of Merger Sub but including the stock of certain subsidiaries not party to the Credit Agreement owned by the Odyssey Obligors. The Odyssey Obligors are subject to affirmative and negative covenants under the Credit Agreement, including financial covenants consisting of a maximum leverage ratio and a minimum fixed charge coverage ratio.
     The description of the Term Loan and the revolving line of credit contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety herein.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (a)  Financial Statements of Business Acquired.
     All required financial statements with respect to VistaCare will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
     (b)  Pro Forma Financial Information.
     All required pro forma financial information with respect to VistaCare will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
     (d) Exhibits.
10.1	Second Amended and Restated Credit Agreement, dated February 28, 2008, by and among General Electric Capital Corporation, a Delaware corporation, individually as Lender and as Agent for the Lenders, the other Lenders signatory thereto, Odyssey HealthCare Operating A, LP, a Delaware limited partnership, Odyssey HealthCare Operating B, LP, a Delaware limited partnership, Hospice of the Palm Coast, Inc., a Florida not for profit corporation, OHC Investment, Inc., a Delaware corporation and the other Credit Parties signatory thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.
Date: March 4, 2008	By:	/s/ R. Dirk Allison
R. Dirk Allison
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated February 28, 2008, by and among General Electric Capital Corporation, a Delaware corporation, individually as Lender and as Agent for the Lenders, the other Lenders signatory thereto, Odyssey HealthCare Operating A, LP, a Delaware limited partnership, Odyssey HealthCare Operating B, LP, a Delaware limited partnership, Hospice of the Palm Coast, Inc., a Florida not for profit corporation, OHC Investment Inc., a Delaware corporation, and the other Credit Parties signatory thereto.